Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q1 2010 RESULTS

Inkjet Revenues Increase 37% YOY

Foster City, Calif. – April 29, 2010 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2010. For the quarter ended March 31, 2010, the Company reported revenues of $110.8 million, compared to first quarter 2009 revenue of $96.1 million.

GAAP net loss was $(11.4) million or $(0.25) per diluted share in the first quarter of 2010, compared to GAAP net income of $26.7 million or $0.52 per diluted share for the same period in 2009.

Non-GAAP net loss was $(0.1) million or $(0.00) per diluted share in the first quarter of 2010, compared to non-GAAP net loss of $(4.3) million or $(0.08) per diluted share for the same period in 2009.

“Our product portfolio performed very well in the first quarter, with Inkjet growing 37% over the prior year and Fiery showing strong results during a normally seasonally weak period,” said Guy Gecht, CEO of EFI. “Going forward, we expect new innovative products to maintain our growth momentum, as we remain focused on investing in innovation, helping our customers to be more competitive and profitable.”

Separately, the Company announced that it has reached an agreement to purchase Radius Solutions, a leading provider of Print MIS applications for the packaging industry, an area that EFI is strategically targeting with its line of Jetrion printers. While the terms of the acquisition were not disclosed, the cash transaction is expected to be slightly accretive to full year 2010 results. The transaction is subject to various closing conditions.

The Company also announced that its Chief Financial Officer, John Ritchie, plans to leave the Company after the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 to pursue another opportunity. The Company intends to appoint Gordon Heneweer, currently Vice President, Finance, as the Company’s interim Chief Financial Officer. The Company has initiated a search for a new CFO.

“I would like to extend my sincere thanks to John for his significant contribution to EFI over the past 10 years and wish him all the best in his new role” said Guy Gecht, CEO of EFI.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include project abandonment costs, asset impairment charges, certain legal settlements, our sale of certain real estate assets, and acquisition-related transaction costs and legal expenses. Examples of these excluded items are described below:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled and a facility closure.

•

Gain on sale of building and land. On January 29, 2009, we sold a portion of the Foster City, California campus for a final amount of $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of approximately $79.4 million as of March 31, 2009.

•

Acquisition-related transaction costs and legal expenses. In line with our previously disclosed acquisition strategy, we have identified targets for potential acquisition and have incurred expenses of $0.6 million related thereto in the first quarter of 2010.

•

Tax effect of these adjustments. After removing the non-GAAP items, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our innovation, growth momentum, Radius Solutions’ acquisition and its impact on our 2010 results, completion of the acquisition, interim Chief Financial Officer, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective cost control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; any world-wide financial and economic difficulties and downturns, including contraction in credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue	$110,830	$96,145
Cost of revenue	52,059	43,217

Gross profit	58,771	52,928
Operating expenses:
Research and development	26,128	29,309
Sales and marketing	25,103	24,187
General and administrative	9,977	9,035
Amortization of identified intangibles	2,928	6,941
Restructuring and other	2,012	6,428

Total operating expenses	66,148	75,900

Loss from operations	(7,377)	(22,972)
Interest and other income (expense), net:
Interest and other expense, net	(2,314)	(477)
Gain on sale of building & land	—	79,363

Total interest and other income (expense), net	(2,314)	78,886

Income (loss) before income taxes	(9,691)	55,914
Provision for income taxes	(1,687)	(29,200)

Net income (loss)	$(11,378)	$26,714

Fully Diluted EPS calculation
Net income (loss)	$(11,378)	$26,714

Net income (loss) per diluted common share	$(0.25)	$0.52

Shares used in diluted per share calculation	44,699	51,618

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net income (loss)	$(11,378)	$26,714

Amortization of identified intangibles	2,928	6,941
Stock based compensation expense – Cost of revenue	255	251
Stock based compensation expense – Research and development	1,110	1,315
Stock based compensation expense – Sales and marketing	952	691
Stock based compensation expense – General and administrative	1,644	1,243
Acquisition-related transaction costs and legal expenses	628	(82)
Restructuring and other	2,012	6,428
Gain on sale of building & land	—	(79,363)

Tax effect of non-GAAP adjustments	1,727	31,532

Non-GAAP net loss	$(122)	$(4,330)

Non-GAAP net loss per diluted common share	$(0.00)	$(0.08)

Shares used in diluted per share calculation	44,699	51,458

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
Assets
Cash, cash equivalents and short-term investments	$204,836	$204,201
Accounts receivable, net	71,708	80,168
Inventories, net	43,362	48,786
Other current assets	16,623	15,291

Total current assets	336,529	348,446

Property and equipment, net	26,919	28,229
Restricted investments	56,850	56,850
Goodwill	122,803	122,840
Intangible assets, net	51,433	54,449
Other assets	51,663	50,367

Total assets	$646,197	$661,181

Liabilities & Stockholders’ equity
Accounts payable	$28,130	$35,929
Accrued and other liabilities	60,398	59,382
Income taxes payable	3,302	6,483

Total current liabilities	91,830	101,794
Long term taxes payable	38,091	36,961

Total liabilities	129,921	138,755
Total stockholders’ equity	516,276	522,426

Total liabilities and stockholders’ equity	$646,197	$661,181

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue by Operating Segment
Fiery	$52,987	$49,105
Inkjet	43,839	32,100
Professional printing applications	14,004	14,940

Total	$110,830	$96,145

Revenue by Geographic Area
Americas	$62,622	$56,463
EMEA	31,408	27,967
Japan	13,094	9,692
Other international locations	3,706	2,023

Total	$110,830	$96,145